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                                                                   Exhibit 10.64


December 2, 2002

Ann Holt
3055 Oaklawn Park Blvd
Stow, OH  44224

Dear Ann:

We are pleased to offer you the promotion to SENIOR VICE PRESIDENT, CORPORATE CONTROLLER, AND PRINCIPAL ACCOUNTING OFFICER for Cole National Corporation reporting to Larry Hyatt. The following highlights the terms and conditions of our offer.

EFFECTIVE DATE: December 9, 2002

SALARY: Your initial bi-weekly salary will be $7,115.38, payable on a bi-weekly payroll schedule representing an annualized base salary of $185,000.

OPERATING BONUS: You will continue to participate in the EBIT Management Incentive Plan. For Fiscal Year 2002 you will eligible for bonus under your current Plan. In FY 2003, you will be covered under the Corporate EBIT Plan.

STOCK OPTIONS: We will request that the Board of Directors of Cole National Corporation grant you an option to purchase 5,000 shares of Cole National Corporation stock, at the time of the next grant. These options will have a four-year vesting period.

MERIT INCREASE: Your salary will be reviewed annually, and adjustments, when they occur, will be effective in April, beginning with April 1, 2004.

MEDICAL EXPENSE REIMBURSEMENT PLAN (MERP): Effective February 2, 2003 you will be eligible to participate in this plan. We will provide you information on this Plan under separate cover.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS (SERP): Effective February 2, 2003, you will be eligible to participate in the Company's non-qualified SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP). This Plan is a defined contribution plan that contributes 8% of your base salary annually with earnings on your account balance credited each year; vesting occurs over a 10-year period.


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TERMINATION/NON-COMPETE AGREEMENT: All terms and conditions of the
Termination/Non-Compete Agreement dated May 15, 2000 between you and Cole Vision Corporation remain in full force and effect.

EMPLOYMENT AT WILL: NOTHING contained in this offer letter is intended to create a fixed or contractual employment term between you and the Company and you understand and acknowledge that if you accept this offer, you are and will continue to be an employee at will, that your employment with the Company can be terminated with or without cause and with or without notice, at any time at the option of either you or the Company.

Sincerely,
/s/ Patricia M. Luzier
Patricia M. Luzier
Sr. Vice President &
Chief Administrative Officer

Enclosures

Agreed to and acknowledged the 9th day of December, 2002.

/s/ Ann Holt
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Signature
/jls